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                                                              EXHIBIT 10.13


                              CONSULTING AGREEMENT

            This CONSULTING AGREEMENT ("Agreement") is made and entered into as of this 1st day of October, 1997 by and between CARVER BANCORP, INC. ("Company"), a Delaware corporation having its executive offices at 75 West 125th Street, New York, New York 10027 and M. MORAN WESTON, residing at 228 Promenade Circle, Heathrow, Florida 32746 ("Consultant").

                              W I T N E S S E T H :

            WHEREAS, the Consultant will retire as a member of the Board of Directors of the Company ("Company Board") and the Board of Directors ("Bank Board") of Carver Federal Savings Bank ("Bank"), after having served on the Company Board since 1996, on the Bank Board since 1948, as Chairman of the Bank Board from 1980 to 1995, as Vice Chairman of the Bank Board since 1995 and as President of the Bank from 1968 to 1969; and

            WHEREAS, for purposes of facilitating a smooth transition of the membership of the Company Board and Bank Board, the Company wishes to secure for itself the availability of the Consultant's advise and counsel for a period following his retirement; and

            WHEREAS, the Consultant is willing to continue to provide such advice and counsel to the Company on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

            Section 1. Engagement; Period of Engagement.

            The Company offers to engage the Consultant, and the Consultant hereby accepts such engagement, to be available to the Company for consultation for a period of five (5) years beginning on the date first above written ("Effective Date") and ending on the day before the fifth anniversary of the Effective Date ("Period of Engagement"). Following the expiration of the Period of Engagement, the Company and the Consultant may, but shall be under no obligation to, enter into a subsequent agreement or other arrangement providing for the continued availability of the Consultant to the Company.

            Section 2. Extent of Services.

            (a) During the Period of Engagement, the Consultant shall hold himself available for consultation with the Company Board and the Bank Board, upon the Company's reasonable request from time to time. The Consultant may be called upon for such consultation not more often than 2 days per month during the Period of Engagement.

            Section 3. Compensation.

            In consideration for the availability of the Consultant's services hereunder, the Company shall pay to the Consultant a retainer at the annual rate of TWELVE THOUSAND DOLLARS ($12,000.00), payable in advance in equal monthly installments, the first such installment to be paid on the Effective Date and each succeeding installment to be paid on the first
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business day of each succeeding calendar month until a total of sixty (60) such payments have been made; provided, however, that no payment shall be made for any month after the month in which this Agreement terminates as provided in section 7. Such retainer shall constitute the sole and exclusive compensation to which the Consultant is or may become entitled hereunder. Without limiting the generality of the foregoing, the Consultant shall have no right by virtue of his role as a consultant to participate in, or to receive benefits under, any of the following plans, programs or arrangements which may be maintained by, or which may be available for individuals providing services to, the Bank or the Company: any qualified or non-qualified deferred compensation or retirement plan; any life, health (including hospitalization, medical and major medical), accident or disability plan, whether provided through insurance contracts or otherwise; any stock option, appreciation right, phantom stock or restricted stock plan or any other equity participation plan; any bonus, incentive or other cash compensation program; and any vacation, sick leave, severance pay, holiday or other fringe benefit program of any name or nature whatsoever. The foregoing sentence shall not prohibit the Consultant from receiving any other compensation or benefits he is entitled to as a former member of the Company Board or the Bank Board under any plans, programs or arrangements maintained by the Company or the Bank.

            Section 4. Expenses.

            If, in connection with the performance of service hereunder at the request of the Company, the Consultant incurs out-of-pocket costs for reasonable expenses of a type for which the members of the Company Board would be reimbursed by the Company, he shall be entitled to reimbursement therefor by the Company in accordance with the standards and procedures in effect from time to time for expense reimbursements to the members of the Company Board.

            Section 5. Confidentiality; Non-solicitation.

            (a) During the Period of Engagement and for a period of one (1) year thereafter, the Consultant, except as previously authorized by the Company in writing, shall keep confidential and shall refrain from using or disclosing for the benefit of any person or entity other than the Corporation or the Company any document or information obtained in the course of performing services under this Agreement. The preceding sentence shall not apply to the use or disclosure of any such document or information: (i) on or following the date on which such information or document is first readily ascertainable from public or published information or trade sources; or (ii) in connection with any judicial or administrative investigation, inquiry or proceeding to the extent compelled pursuant to applicable law and as to which, unless expressly prohibited by applicable law, the Consultant has given advance notice to the Company.

            (b) The Consultant acknowledges that during the course of his performance of service for the Company he may develop or otherwise acquire papers, files or other records involving or relating to confidential or secret plans, design information of any kind, devices, material, research, new product development, customers or customer lists. All such papers, files and other records shall be the exclusive property of the Company and shall, together with any and all copies thereof, be returned to the Company upon the earliest to occur of the termination of this Agreement, the expiration of the Period of Engagement, and a request by the Company for the return thereof.
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            (c) The Consultant hereby covenants and agrees that, during the
Period of Engagement and for a period of one (1) year thereafter, he shall not, without the written consent of the Company, either directly or indirectly:

            (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any affiliate to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with the Company in any market area in which it is then active; or

            (ii) provide any information, advice or recommendation to any officer or employee of any entity engaged or to be engaged directly or indirectly in the same or competing business with the Company in any market area in which it is then active that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any affiliate to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, such competing entity.

Nothing in this section 5(c) shall prevent the Consultant from directly or indirectly advertising employment opportunities or disseminating marketing materials through newspapers of general circulation or other mass media or providing employment references to third parties in response to inquiries not initiated by him.

            (d) The duties and obligations imposed on the Consultant under this section 5 are intended to be in addition to, and not in limitation or exclusion of, any duties and obligations which the Consultant may owe to the Company under applicable law. This section 5 shall be con strued and enforced so as to give effect to this intent.

            Section 6. Non-Competition.

            The Consultant agrees that during the Period of Engagement, but in any event during the twelve (12) month period commencing on the Effective Date, the Consultant shall not, directly or indirectly, anywhere within the State of New York, engage in a business (as principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation) or hold a financial interest in any organization engaged in the business of banking (commercial or thrift) or which is otherwise engaged in competition with the Company or its subsidiaries or affiliates. The foregoing restriction shall not be construed to prohibit the ownership by the Consultant of less than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, provided that such ownership represents a passive investment and that neither the Consultant or any group of persons including the Consultant in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business (other than exercising his rights as a shareholder) or seeks to do any of the foregoing.
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            Section 7. Termination of Agreement.

            This Agreement shall terminate immediately upon the occurrence of either (a) the Consultant's breach of his obligations under sections 2, 5 or 6 hereof or (b) the Consultant's election to terminate the Period of Engagement upon 30 days' advance written notice to the Company. Following the termination of this Agreement, neither the Company nor the Consultant shall have any further obligations hereunder, except for their respective obligations, if any, under sections 4, 5, 6 and 9.

            Section 8. Death Benefits.

            In the event of the Consultant's death prior to the termination of the Period of Engagement, the Consultant's surviving spouse or, if the Consultant is not survived by a spouse, such beneficiary or beneficiaries as the Consultant shall have designated by written notice to the Secretary of the Company, shall be entitled to receive the compensation provided for under
Section 3 hereof for the remainder of the Period of Engagement. In addition, notwithstanding anything to the contrary in Article III of the Carver Federal Savings Bank Retirement Plan for Non-Employee Directors ("Directors' Retirement Plan"), the Consultant's surviving spouse, if any, shall also be entitled to receive annual payments equal to the difference between 100% of the retirement benefit to be, or remaining to be, paid to the Consultant under the Directors' Retirement Plan at the time of his death, if any, and the annual payments his surviving spouse actually receives from the Directors Retirement Plan, if any. Payment of the supplemental survivor retirement benefit provided for under this
Section 8 shall be made at the same times and in the same manner as survivor benefits to be paid to the Consultant's surviving spouse pursuant to Article III of the Directors' Retirement Plan.

            Section 9. No Employment Relationship Created.

            The relationship between the Company and the Consultant shall be that of client and independent contractor. The Company shall not assume, and specifically disclaims, any obligations of an employer to an employee which may exist under applicable law. The Consultant shall not have any of the rights of an employee with respect to the Company, and specifically waives any and all such rights. The Consultant hereby agrees to take any and all such actions as the Company may reasonably request in order to establish that no employment relationship exists between the parties (except for any such actions as would result in the termination of this Agreement, and provided that the Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred by him in connection therewith). The Consultant shall be treated as an independent contractor for all purposes of federal, state and local income taxes and payroll taxes.

            Section 10. Right to Specific Performance.

            The Consultant hereby agrees that any breach of his covenants and agreements under sections 5 and 6 will cause irreparable injury to the Company for which the Company has no adequate remedy at law. Therefore, the Consultant agrees that each and every covenant and agreement set forth in sections 5 and 6 shall, in addition to and not by way of limitation of any other remedy which may be available, be specifically enforceable against him by any party entitled to enforcement thereof in a proceeding described in section 19 hereof.
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            Section 11. Successors and Assigns.

            This Agreement will inure to the benefit of and be binding upon the Consultant, his legal representatives and testate or intestate distributees, and the Company, and their respective successors and assigns, including, in the case of the Company, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Company may be sold or otherwise transferred. Notwithstanding the foregoing, the availability of the personal services of the Consultant is an integral part of this Agreement. The Consultant's duty of performance hereunder shall not be subject to assignment.

            Section 12. Notices.

            Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

            If to the Consultant:

                  M. Moran Weston
                  228 Promenade Circle
                  Heathrow, Florida 32746

            If to the Company:

                  Carver Bancorp, Inc.
                  75 West 125th Street
                  New York, New York  10027

                  Attention: David R. Jones
                             Chairman of the Board of Directors

            Section 13. Severability.

            A determination that any provision of this Agreement, in whole or in part, is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof or of any part of the provision in question not determined to be unenforceable.

            Section 14. Waiver.

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed
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by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

            Section 15. Counterparts.

            This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

            Section 16. Governing Law.

            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles of such laws.

            Section 17. Headings and Construction.

            The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

            Section 18. Entire Agreement; Modifications.

            This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

            Section 19. Survival.

            The provisions of this Agreement, other than section 2 hereof, shall survive the termination of this Agreement or the expiration of the Period of Engagement.

            Section 20. Indemnification.

            The Company shall indemnify the Consultant and his heirs, successors and assigns from and against any and all losses, claims, damages and liabilities to which the Consultant may become subject under applicable federal or state law, or otherwise, related to or arising out of the Consultant's performance of services hereunder. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage or liability relates to a claim that the Consultant's performance of his duties hereunder is a breach of any duty which he owes or is purported to owe to any other party or results from the Consultant's bad faith,
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willful misconduct or gross negligence. In the case any action is brought against the Consultant with respect to which indemnity may be sought against the Company under this Agreement, the Consultant shall promptly notify the Company in writing and the Company shall have the right to assume the defense thereof, including the employment of counsel and the payment of all fees and expenses.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Consultant has hereunto set his hand, all as of the day and year first above written.


                                          /s/ M. Moran Weston
                                          --------------------------------------
                                                 M. MORAN WESTON

                                    CARVER BANCORP, INC.


                                    By: /s/ David R. Jones
                                        ----------------------------------------
                                        David R. Jones
                                        Chairman of the Board of Directors

ATTEST:


By /s/ Raymond L. Bruce
   --------------------------
   Raymond L. Bruce
   Secretary

[Seal]